UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 22, 2006

Date of earliest event reported: April 6, 2006

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street

Tulsa, Oklahoma

(Address of principal executive offices)

74103-4298

(Zip Code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 12, 2006, Northern Border Partners, L.P. (now known as ONEOK Partners, L.P.) filed a Current Report on Form 8-K to report that on April 6, 2006, it and its subsidiary Northern Border Intermediate Limited Partnership (now known as ONEOK Intermediate Limited Partnership, and together with ONEOK Partners, L.P., referred to herein as “we,” “us” or “our”) completed the acquisition of certain assets from ONEOK, Inc. (ONEOK) in a series of transactions which were described under Item 2.01 of such report, which description is incorporated by reference herein in its entirety. This Form 8-K/A is being filed to provide the financial statements of businesses acquired and pro forma financial information relating to the transactions as required by Item 9.01.

ITEM 8.01 OTHER EVENTS

Our primary business objectives are to generate stable cash flow sufficient to pay quarterly cash distributions to our unitholders and to increase our quarterly cash distributions over time. Our ability to maintain and grow our distributions to unitholders depends on acquisitions and growth of our existing businesses.

The acquisition of the ONEOK assets leverages our core competencies related to energy transportation services in the United States and diversifies our portfolio of assets. We believe that operational efficiencies can be achieved and optimization activities will be enhanced through our increased asset base. The ONEOK assets enable us to enter into the well-established Midcontinent market and key natural gas liquids markets in Kansas and Texas. In addition, our expanded portfolio better positions us for future organic growth projects, which we believe offer the most attractive growth vehicle for us at this time.

Since we completed the transactions with ONEOK, we increased our quarterly distribution by 10 percent to $0.88 per unit, effective the first quarter 2006. We also have announced two organic growth projects: the Overland Pass Joint Venture, described in our Current Report on Form 8-K, filed June 5, 2006, and the Midcontinent Pipeline Project, described in our Current Report on Form 8-K, filed June 12, 2006.

Our business operations are divided into four reportable segments based on similarities in economic characteristics, products and services, types of customers, methods of distribution and regulatory environment. The assets we acquired from ONEOK will be consolidated with our existing assets and reported as of January 1, 2006, under the following four business segments:

•	Gathering and Processing, which primarily gathers and processes raw, or unprocessed, natural gas;

•	Natural Gas Liquids, which primarily treats and fractionates raw natural gas liquids, and stores and markets purity, or fractionated, natural gas liquids products;

•	Pipelines and Storage, which primarily operates intrastate natural gas transmission pipelines, natural gas storage facilities and regulated natural gas liquids gathering and distribution pipelines; and

•	Interstate Natural Gas Pipelines, which primarily operates our interstate natural gas transmission pipelines.

The following descriptions include only the assets we acquired from ONEOK on April 6, 2006.

GATHERING AND PROCESSING

Overview – The gathering and processing assets we acquired gather natural gas in the Anadarko Basin of Oklahoma and the Hugoton Basin and Central Kansas Uplift of Kansas. Natural gas is compressed and transported through pipelines to processing facilities where water and other contaminants are removed and natural gas liquids, including condensate, are either collected or extracted. In some cases, the natural gas liquids are separated into marketable components, including ethane, propane, isobutane, normal butane and natural gasoline, utilizing a distillation process known as fractionation and the components are sold to refineries or local markets. The remaining residue gas, which consists primarily of methane, is compressed and delivered to natural gas pipelines.

Operating revenue for these assets is derived primarily from the following three types of contracts with natural gas producers:

•	Keep-whole – Under keep-whole contracts, raw natural gas is processed and merchantable natural gas that contains the same amount of British thermal units (Btu) as the raw natural gas contained is returned to the producer, keeping the producer whole on a Btu basis. Natural gas liquids extracted from raw natural gas are retained as the processing fee. Keep-whole contracts are exposed to gross processing spread, which is the relative difference in the economic value between the natural gas liquids and natural gas on a Btu basis, because natural gas liquids are retained for sale and replaced with the Btu equivalent of natural gas. To mitigate the impact of an unfavorable gross processing spread, contracts covering approximately 35 percent of the volumes under keep-whole contracts contain language that effectively convert these contracts into fee-based contracts when the keep-whole spread is negative.

•	Percent-of-proceeds – Under percent-of-proceeds contracts, a percentage of the natural gas and natural gas liquids gathered and processed is retained as payment for gathering and processing services. The producer may elect either to take its share of the natural gas liquids and natural gas in kind or to receive its share of the proceeds from the sale of the commodities. Percent-of-proceeds contracts are exposed to commodity price risk when natural gas liquids and natural gas are sold in the open market but economically align us with producers as both parties benefit from higher commodity prices.

•	Fee-based – Under fee-based contracts, services such as Btus gathered, compressed and/or processed are exchanged for a fee. Fee-based contracts have minimal commodity risk; however they are exposed to volumetric risk.

In 2005, approximately 16 percent, 36 percent and 48 percent of the acquired gathering and processing assets’ gas volume was derived from keep-whole, percent-of-proceeds and fee-based contracts, respectively. Generally, the natural gas gathering and processing business benefits from higher commodity prices but certain keep-whole contracts may be unfavorably impacted by changes in natural gas prices relative to natural gas liquids prices.

Gathering and Processing Systems – The natural gas gathering and processing assets we acquired are located in gas producing areas primarily in the Midcontinent region of the United States. These assets consist of approximately 10,100 miles of gathering pipelines and capacity owned, leased or contracted for at 11 active processing plants, with approximately 1.7 billion cubic feet per day (Bcf/d) of processing capacity and approximately 89 thousand barrels per day (MBbls/d) of natural gas liquids fractionation capacity. These systems and plants have available capacity to gather and process additional gas volumes since production has been below historical peaks.

The natural gas processing operations utilize straddle and field gas processing plants to extract natural gas liquids and remove water vapor and other contaminants from the raw natural gas stream. A straddle gas processing plant is situated on a pipeline system and relies on the pipeline’s natural gas throughput volume, which subjects the plant to increased supply risk as it is dependent upon the throughput of a single pipeline rather than several supply sources. Field gas processing plants gather raw natural gas from multiple producing wells. In 2005, the straddle and field gas processing plants represented approximately 66 percent and 34 percent, respectively, of the capacity of the processing assets we acquired.

As part of the transaction we acquired contractual rights and obligations that require gas to be processed at the Bushton, Kansas processing plant (Bushton Plant). The Bushton Plant is leased by a subsidiary of ONEOK, ONEOK Bushton Processing, Inc. (OBPI). In order to meet the processing obligations to certain customers, we entered into a Processing and Services Agreement with ONEOK and OBPI (the P&S Agreement), which sets out the terms on which OBPI will provide processing and related services at the Bushton Plant. In exchange for such services, we will pay OBPI for all direct costs and expenses of operating the Bushton Plant, including reimbursement of a portion of OBPI’s obligations under equipment leases covering the Bushton Plant.

Title to Properties – We hold title to the natural gas gathering and processing assets we acquired, which consist of gathering lines, compression and measurement installations, and treating, processing and fractionation facilities.

With respect to real property, we either own the properties on which these facilities are located or have the right to use such properties under leases, easements, rights-of-way and permits.

Supply – Supply for the natural gas gathering and processing assets we acquired depends on the pace of natural gas drilling activity by producers in the Midcontinent region, primarily in the Anadarko Basin, Hugoton Basin and the Central Kansas Uplift, as well as decline rates from producing wells connected to our facilities. Significant factors that can impact the supply of natural gas gathered and processed include:

•	producers’ ability to obtain mineral leases;

•	producers’ ability to secure all necessary permits to drill and complete the wells;

•	producers’ ability to secure the necessary capital to drill the wells;

•	producers’ ability to obtain drilling contractors in a timely manner;

•	producers’ ability to successfully drill for new natural gas reserves and economically produce those reserves;

•	natural gas reservoir characteristics, production performance and the rate of production decline; and

•	oil and natural gas prices.

The natural gas gathering and processing assets are well established in the Anadarko and Hugoton Basins, which are fully developed gas producing areas in the Midcontinent region with relatively low decline rates. These assets are exposed to supply risk due to production activity, which varies based on market conditions and competition. In 2005, crude oil and natural gas exploration and drilling activities increased around most of these gathering facilities due to high natural gas and crude oil prices and favorable long-term projections of U.S. demand for natural gas. Volumetric declines experienced in certain fields that supply the gathering and processing operations we acquired were partially offset by the new gas development.

Demand – Demand for natural gas gathering and processing services is aligned with supply and directly related to the proximity of the gathering systems we acquired to natural gas supply areas. Other factors that may impact demand for gathering and processing services provided by the systems we acquired include:

•	gathering and processing services offered;

•	rate structure and contractual terms for services;

•	ability to recontract services upon termination of an existing contract;

•	competition;

•	system operating conditions, including pressure, volumes and capacity;

•	quality of natural gas produced;

•	natural gas reservoir characteristics and performance;

•	location and capacity availability of receipt and delivery points along the gathering pipelines;

•	regulatory requirements; and

•	commodity prices.

In recent years, both crude oil and natural gas prices have been volatile due to market conditions. In 2005, the New York Mercantile Exchange (NYMEX) crude oil settlement prices ranged from $45.64 per barrel to $66.23 per barrel and NYMEX natural gas settlement prices ranged from $6.12 per million British thermal units (MMBtu) to $13.91 per MMBtu.

Plant operations can be adjusted to respond to market conditions, such as demand for ethane. By changing the temperature and pressure at which raw natural gas is processed, more of a specific commodity that has the most favorable price or price spread can be produced. Natural gas and propane are subject to weather-related seasonal demand. Other products are affected by economic conditions and the demand associated with the various industries that utilize the commodity, such as isobutane and natural gasoline, which are used by the refining industry as blending stocks for motor fuel, and ethane, which is used by the petrochemical industry to produce chemical products, such as plastic, rubber and synthetic fiber.

Seasonality – Demand for gathering and processing services is typically aligned with the supply of natural gas, which generally flows at a relatively steady pace over the life of a reserve. Some products, however, are subject to weather-related seasonal demand. Cold temperatures will increase demand for natural gas and propane, which are used to heat commercial and residential properties. Warm temperatures will drive demand for natural gas used for gas-fired electric generation. During periods of peak demand for a certain commodity, prices for that product typically increase, which influences processing decisions.

Customers – The natural gas gathering and processing customers are primarily major and independent oil and natural gas producers with operations in the areas served by the acquired systems.

Competition – The natural gas gathering and processing assets we acquired compete with a variety of companies that provide gathering and processing services in the Midcontinent region. These assets compete for natural gas supplies with major integrated oil companies, major pipeline companies and their affiliated marketing companies, and national and local natural gas gatherers, processors and marketers. Factors that typically affect these assets’ ability to compete include the following:

•	producer drilling activity;

•	speed of connectivity of new receipt points;

•	the petrochemical industry’s level of capacity utilization and its specific feedstock requirements;

•	fees charged to the producer under the applicable contract;

•	pressures maintained on the gathering systems;

•	location of the gathering systems relative to competitors;

•	location of the gathering systems relative to drilling activity;

•	efficiency and reliability of operations; and

•	delivery capabilities that exist in each system and plant location.

Long-term acreage dedications and cost of building duplicative gathering infrastructures may reduce the risk of supply loss to other gatherers and processors.

We intend to make capital investments to improve plant processing flexibility and reduce operating costs so that we may compete effectively.

NATURAL GAS LIQUIDS

Overview – The natural gas liquids assets we acquired consist of facilities that gather, fractionate, treat, and store raw natural gas liquids, primarily in the Midcontinent region. Natural gas processing plants connected to the gathering systems we acquired extract raw natural gas liquids from raw natural gas to meet natural gas pipeline quality specifications, which limit the allowable liquid and Btu content in the natural gas stream. The natural gas liquids operations gather these raw natural gas liquids and deliver them to fractionators. The raw natural gas liquids are separated into marketable components, including ethane/propane mix, propane, isobutane, normal butane and natural gasoline, utilizing a distillation process known as fractionation, to realize the greater economic value of the natural gas liquids components. The natural gas liquids components are then stored or distributed to petrochemical, heating and motor gasoline manufacturers. The fractionation and storage facilities we acquired are connected to the key natural gas liquids market centers in Conway, Kansas and Mont Belvieu, Texas by FERC-regulated interstate natural gas liquids pipelines, which are part of the pipelines and storage assets we acquired.

The natural gas liquids assets we acquired include operations located in Oklahoma, Kansas and Texas, as well as an 80 percent interest in fractionation and storage facilities located in Mont Belvieu, Texas. Approximately 90 percent of the natural gas processing plants in Oklahoma, Kansas and the Texas panhandle are connected to the gathering systems that we acquired, which provide a means for natural gas liquids produced in the Midcontinent region to be fractionated into marketable purity products and distributed to markets or end users.

Operating revenue is derived primarily from three types of business activities:

•	Exchange Services – Raw natural gas liquids are gathered, fractionated, treated and stored and shipped as marketable natural gas liquids products for a fee;

•	Optimization – The asset base, contract portfolio and market knowledge are used to optimize purity natural gas liquids products movement between Conway, Kansas and Mont Belvieu, Texas in order to capture location price spreads. Natural gas liquids storage facilities in the Midcontinent and Gulf Coast regions are used to capture seasonal price variances; and

•	Isomerization – Normal butane is converted into the more valuable isobutane, which is used by the refining industry to upgrade the octane of motor gasoline, at an isomerization unit in Conway, Kansas.

In 2005, the natural gas liquids assets generated predominantly fee-based earnings. Moreover, most of the exchange contracts contain adjustment clauses, which effectively eliminate the market risk exposure related to Midcontinent increases in natural gas and electric power costs that are incurred by the natural gas liquids operations.

Natural Gas Liquids Systems – The natural gas liquids assets we acquired consist of 2,050 miles of natural gas liquids gathering pipelines, 163 miles of natural gas liquids distribution pipelines, interests in four natural gas liquids fractionators with operating capacity of 379 MBbls/d, one isomerization unit and six owned or leased storage facilities in Oklahoma, Kansas and Texas with operating capacity of 20.4 million barrels. The Mont Belvieu raw feed, purity and above ground storage facilities have 500 MBbls, 300 MBbls and 22 MBbls of capacity, respectively.

Title to Properties – We hold title to the natural gas liquids assets we acquired which consist of gathering and distribution pipelines, fractionation, isomerization and storage facilities. With respect to real property, we either own the properties on which our facilities are located or have the right to use such properties under leases, easements, rights-of-way and permits.

Supply – Supply for the natural gas liquids assets we acquired depends on the pace of crude oil and natural gas drilling activity by producers primarily in the Midcontinent region as well as the liquids content of the natural gas that is produced and processed. In 2005, drilling activity in the Midcontinent region increased significantly, driven primarily by favorable market conditions. The Mont Belvieu fractionation operation receives natural gas liquids from a variety of processors and pipelines located in the Gulf Coast, West and Central Texas and the Rocky Mountain regions.

The natural gas liquids gathering pipelines are also affected by operational or market-driven changes that impact the output of natural gas processing plants to which they are connected. The differential between the price of natural gas liquids and the price of natural gas, particularly the differential between the price of ethane and the price of natural gas, may influence processing plant output and impact the volume of natural gas liquids shipped through the system.

The natural gas liquids assets we acquired are exposed to supply risk due to production activity, which varies based on market conditions and competition. More than 90 MBbls of incremental natural gas liquids volume per day has been contracted to the system through 2008. Over the next three years, approximately 30 MBbls of volume per day will be subject to renegotiation each year.

Demand – Demand for natural gas liquids gathering and fractionation services is directly related to the proximity of the gathering systems we acquired to areas where liquids-rich natural gas is produced. Demand for natural gas liquids and the ability of natural gas processors to successfully and economically sustain their operations also impact demand for natural gas liquids gathering and fractionation services. Natural gas and propane are subject to weather-related seasonal demand. Other products are affected by economic conditions and the demand associated with the various industries that utilize the commodity, such as isobutane and natural gasoline, which are used by the refining industry as blending stocks for motor fuel, and ethane, which is used by the petrochemical industry to produce chemical products, such as plastic, rubber and synthetic fiber.

Seasonality – Some natural gas liquids products produced by the natural gas liquids facilities we acquired are subject to weather-related seasonal demand, such as propane, which is used to heat residential properties during the winter heating season. Isobutane and natural gasoline, which are used by the refining industry as blending stocks for motor fuel, may also be subject to some seasonality when automotive travel is higher.

Customers – The natural gas liquids customers are primarily gathering and processing, petrochemical and refining companies.

Competition – The natural gas liquids business we acquired competes with other fractionators and gatherers for natural gas liquids supplies in the Midcontinent and Gulf Coast regions. Factors that typically affect this business’ ability to compete include the following:

•	location of natural gas processing plants relative to the gathering pipelines;

•	location of the gathering pipelines and fractionation facilities relative to those of competitors;

•	efficiency, reliability and costs of operations including fuel and power consumption;

•	available fractionation, pipeline and storage capacity; and

•	ability to deliver natural gas liquids products to locations where they can be sold at the highest price.

We intend to make capital investments to improve plant processing flexibility and reduce operating costs so that we may compete effectively.

PIPELINES AND STORAGE

Overview – The pipeline and storage assets we acquired gather and transport natural gas and natural gas liquids and store natural gas in Oklahoma, Kansas and Texas.

Operating revenue for these assets is derived primarily from fee-based services provided to affiliates. In 2005, approximately 69 percent of the pipelines and storage revenue was generated from ONEOK affiliates. The regulated natural gas and natural gas liquids pipelines derive revenue from transportation contracts at rates that are stated in their tariffs or at discounted rates. Tariff transportation rates are established in a FERC or appropriate state jurisdictional agency proceeding known as a rate case. Tariffs specify the maximum rates customers can be charged and the general terms and conditions for pipeline transportation service. Once rates are set in a rate case, pipelines are not permitted to increase rates if costs increase or contract demand decreases without application for a new rate case, nor are they required to reduce rates based on cost savings until a new rate application is filed and completed. Pipeline tariffs also allow for services to be provided under negotiated and non-discriminatory discounted rates. As a result, earnings and cash flow depend on costs incurred, contracted capacity, the volume of gas transported and the ability to recontract capacity at acceptable rates. In Texas and Kansas, natural gas storage service is a fee-based business that may be regulated by the state in which the facility operates as well as the FERC for certain types of services. The natural gas gathering and natural gas storage assets in Oklahoma that we acquired are not subject to rate regulation and have market-based rate authority.

The pipeline assets’ transportation contracts include specifications regarding the receipt and delivery of natural gas at points along the pipeline systems. The type of transportation contract, either firm or interruptible service, determines the mechanism by which each customer is charged. Customers with firm service transportation agreements generally pay a fee known as a demand charge to reserve pipeline capacity, regardless of use, for the term of their contracts. Firm service transportation customers also pay a fee known as a commodity charge that is based on the volume of natural gas they transport. Customers with interruptible service transportation agreements may utilize available capacity on our pipelines after firm service transportation requests are satisfied. Interruptible service customers are assessed commodity charges only.

Pipelines and Storage Systems –

Natural Gas and Natural Gas Liquids Pipelines – The natural gas and natural gas liquids pipeline assets we acquired include the following:

•	an intrastate natural gas pipeline system, which consists of 5,625 miles of gathering and transmission pipeline with peak transportation capacity of 2.9 Bcf/d; and

•	a FERC-regulated natural gas liquids pipeline system, which consists of 2,462 miles of natural gas liquids gathering and distribution pipelines with peak transportation capacity of 355 MBbls/d.

Storage Systems – The natural gas storage assets we acquired consist of 11 underground facilities in Oklahoma, Kansas and Texas with active working gas capacity of approximately 51.6 Bcf.

Title to Properties – We hold title to the pipeline and storage assets we acquired, which consist of natural gas gathering and transmission pipelines and natural gas liquids gathering and distribution pipelines, compression and measurement installations, and natural gas storage facilities. The storage facilities primarily consist of land and leasehold agreements with mineral and surface owners, wells and equipment, rights-of-way and cushion gas. With respect to real property, we either own the properties on which our facilities are located or have the right to use such properties under leases, easements, rights-of-way and permits.

Supply – The supply of natural gas and natural gas liquids to the pipelines and storage assets depends on the pace of natural gas drilling activity by producers in the major natural gas production areas in the Midcontinent region, including the Anadarko Basin, Hugoton Basin, the Central Kansas Uplift and Permian Basin.

Other factors that can impact Midcontinent natural gas supply transported by the pipelines or injected in the storage facilities we acquired include:

•	transportation capacity and related market pricing options on other pipelines;

•	storage capacity and favorable pricing options by other storage facilities;

•	natural gas from other supply sources that can be transported to the Midcontinent region;

•	demand for natural gas in the Midcontinent, Western and Eastern United States consumer markets; and

•	natural gas and natural gas liquids market price spreads between the Midcontinent region and other areas of the United States.

The natural gas liquids gathering pipelines are also affected by operational or market-driven changes in natural gas processing plant output. The differential between the price of natural gas liquids and the price of natural gas, particularly the differential between the price of ethane and the price of natural gas, may influence processing plant output and impact the volume of natural gas liquids shipped through the system as processors periodically reject ethane from the natural gas liquids stream.

Demand – Demand for pipeline transportation service and natural gas storage is directly related to demand for natural gas and natural gas liquids products in the markets the pipelines and storage facilities serve, which is affected by the economy, natural gas and natural gas liquids price volatility, and weather. Factors that may also impact demand for pipeline transportation services include:

•	the ability and willingness of natural gas shippers to utilize the acquired pipelines over alternative pipelines;

•	transportation and storage rates;

•	the volume of natural gas and natural gas liquids products delivered to Midcontinent region markets from other supply sources and storage facilities; and

•	regional economic conditions, climate, trends in production, available pipeline capacity and natural gas storage inventories in each market area.

The strength of the economy directly impacts manufacturing and industrial companies that rely on natural gas and natural gas liquids products. Volatility in the natural gas market can influence customers’ decisions related to natural gas storage injection and withdrawal activity. The effect of weather on the acquired pipeline and storage operations is discussed under “Seasonality.” Exposure to market risk occurs when existing transportation contracts expire and are subject to renegotiation. Customers with competitive alternatives analyze the market price spread or basis differential between receipt and delivery points along the pipeline to determine their expected gross margin. The anticipated margin and its variability are important determinants of the transportation rate customers are willing to pay.

Demand for natural gas liquids gathering is directly related to the proximity of the gathering systems to areas where liquids-rich natural gas is produced. In addition, the natural gas liquids gathering pipelines are affected by operational or market driven changes in the output of the natural gas processing plants to which they are connected. Gas processing plant output may increase or decrease as a result of the value of natural gas liquids relative to natural gas, particularly the value of ethane relative to the value of natural gas and the value of composite natural gas liquids relative to the value of natural gas. Volume delivered through the system may also increase or decrease as a result of the price differential for natural gas liquids between the Midcontinent and Gulf Coast regions.

Seasonality – Demand for natural gas is seasonal. Weather conditions throughout the United States can significantly impact regional natural gas supply and demand. High temperatures can increase demand for gas-fired electric generation to cool residential and commercial properties. Low precipitation levels can impact hydroelectric power generation levels and increase the demand for natural gas that is used to fuel irrigation activity. Moderate winter temperatures can lead to a decline in the use of our transportation services due to reduced demand for natural gas, while cold temperatures increase heating demand resulting in increased demand for natural gas and natural gas transportation services.

To the extent that pipeline capacity is contracted under firm service transportation agreements, revenue, which is generated from demand charges, is not impacted by seasonal throughput variations. However, when transportation agreements expire, seasonal demand can impact the recontracting of firm service transportation capacity. Accordingly, throughput on the natural gas pipelines may experience seasonal fluctuations.

Natural gas storage is necessary to balance the relatively steady natural gas supply with the seasonal demand of residential, commercial and electric power generation users. Thus, demand for natural gas storage is also seasonal. In 2004, residential, commercial and electric power generation users consumed 65% of the total natural gas volume delivered that year according to the Energy Information Administration. Industrial users, who consumed the remaining 35% of the total natural gas volume delivered, generally demand a steady load of natural gas to operate their facilities but will turn to alternative energy sources when it is not economical to use natural gas.

Some of the natural gas liquids products produced are subject to seasonality. Additional information is included under “Natural Gas Liquids–Seasonality.”

Customers – The pipelines and storage operations, directly and indirectly through our affiliates, serve irrigation customers, industrial facilities, local distribution companies, electric power generating plants, natural gas marketers, markets on other pipelines and petrochemical and refining companies.

Competition – The natural gas and natural gas liquids pipelines and storage facilities compete with other pipeline companies and other storage facilities for the natural gas and natural gas liquids supply in the Midcontinent region and for markets in the Midcontinent and Gulf Coast regions. Competition among pipelines and natural gas storage facilities is based primarily on fees for service and proximity to natural gas supply areas and markets. The factors that affect the natural gas liquids pipelines’ ability to complete are included in under “Natural Gas Liquids–Competition.”

INTERSTATE NATURAL GAS PIPELINES

We acquired an interstate natural gas pipeline system, OkTex Pipeline Company, which, in aggregate, consists of approximately 110 miles of several small pipeline systems in Oklahoma, New Mexico and Texas.

GOVERNMENT REGULATION

Under the Natural Gas Act, our interstate natural gas and natural gas liquids pipeline facilities are subject to the FERC’s jurisdiction; the U.S. Department of Transportation (DOT) Pipeline and Hazardous Materials Safety Administration regulates pipeline safety and integrity matters. Our intrastate assets, including our natural gas gathering and processing and storage assets, are governed by state regulatory framework and oversight: Oklahoma Corporation Commission, Kansas Corporation Commission and the Railroad Commission of Texas. All of our assets are subject to state and federal environmental protection regulations and Occupational Safety and Health Administration regulations that are not specifically covered by DOT regulations.

FORWARD-LOOKING STATEMENTS

The statements above that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should” and other words and terms of similar meaning. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	the effects of weather and other natural phenomena on our operations, demand for our services and energy prices;

•	competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

•	impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport natural gas, crude oil and natural gas liquids from producing areas and our facilities;

•	risks of trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline projects and required regulatory clearances; our ability to acquire all necessary rights-of-way in a timely manner, and our ability to promptly obtain all necessary materials and supplies required for construction;

•	the ability to market pipeline capacity on favorable terms;

•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

•	the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving regulatory authorities or any other local, state or federal regulatory body, including the FERC;

•	actions by rating agencies concerning our credit ratings;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	demand for our services in the proximity of our facilities;

•	the profitability of assets or businesses acquired by us;

•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	our ability to successfully integrate the operations of the assets acquired from ONEOK with our current operations;

•	performance of contractual obligations by our customers;

•	ability to control operating costs; and

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in our quarterly reports and under Item 1A, “Risk Factors,” in our annual report on Form 10-K for the year ended December 31, 2005. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial statements of businesses acquired. The following historical financial statements that are filed with this Amendment to our Current Report on Form 8-K as Exhibit 99.1 are incorporated by reference herein:

ONEOK Energy Assets

•	Independent Auditor’s Report

•	Combined Statements of Income – Quarters Ended March 31, 2006 and 2005 (Unaudited) and Years Ended December 31, 2005, 2004 and 2003

•	Combined Balance Sheets – March 31, 2006 (Unaudited) and December 31, 2005 and 2004

•	Combined Statements of Cash Flows – Quarters Ended March 31, 2006 and 2005 (Unaudited) and Years Ended December 31, 2005, 2004 and 2003

•	Combined Statements of Shareholders’ Equity and Comprehensive Income – March 31, 2006 (Unaudited) and December 31, 2005, 2004 and 2003

•	Notes to Combined Financial Statements

(b)	Pro forma financial information. The following unaudited pro forma financial statements that are filed with this Amendment to our Current Report on Form 8-K as Exhibit 99.2 are incorporated by reference herein:

ONEOK Partners, L.P. and Subsidiaries

•	Pro Forma Combined Statement of Income – Quarter Ended March 31, 2006 (Unaudited)

•	Pro Forma Combined Statement of Income – Year Ended December 31, 2005 (Unaudited)

•	Pro Forma Combined Balance Sheet – March 31, 2006 (Unaudited)

•	Notes to Unaudited Pro Forma Combined Financial Statements

(d)	Exhibits. The following exhibits are included in this Amendment:

Exhibit No.	Description of Exhibit
23.1	Independent Auditor’s Consent

99.1	ONEOK Energy Assets Combined Financial Statements

99.2	ONEOK Partners, L.P. and Subsidiaries Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK Partners, L.P.
	By:	ONEOK Partners GP, L.L.C., General Partner

Date: June 22, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President – Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.1	Independent Auditor’s Consent

99.1	ONEOK Energy Assets Combined Financial Statements

99.2	ONEOK Partners, L.P. and Subsidiaries Pro Forma Combined Financial Statements